Exhibit 99.1

Sonos Reports First Quarter Fiscal 2024 Results

Santa Barbara, CA – February 6, 2024 - Sonos, Inc. (Nasdaq: SONO) today reported first quarter fiscal 2024 results.

First Quarter Fiscal 2024 Financial Highlights (unaudited)

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Revenue decreased 8.9% year-over-year to $612.9 million; on a constant-currency basis, revenue decreased 10.5% year-over-year
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Gross margin increased 374 basis points year-over-year to 46.1%
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GAAP net income of $80.9 million compared to $75.2 million last year
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GAAP diluted earnings per share (EPS) of $0.64 compared to $0.57 last year
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Non-GAAP net income1 of $106.1 million compared to $103.4 million last year
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Non-GAAP diluted EPS1 of $0.84 compared to $0.79 last year
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GAAP net income margin of 13.2% compared to 11.2% last year
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Adjusted EBITDA1 of $115.2 million compared to $123.9 million last year
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Adjusted EBITDA margin1 of 18.8% compared to 18.4% last year
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Free cash flow of $269.3 million. Cash flows from operating activities of $275.4 million
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Inventories of $173 million, decreased 50% from last quarter
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Finished goods of $113 million, decreased 60% from last quarter
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Period end cash and cash equivalents balance of $467 million

Notes: 1 Non-GAAP net income/Non-GAAP diluted earnings per share (EPS), Adjusted EBITDA and Adjusted EBITDA margin exclude stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and abandonment costs. See “Use of Non-GAAP Measures” and reconciliations to GAAP measures below.

Sonos CEO Patrick Spence commented, “We are pleased to report first quarter revenue of $612.9 million and Adjusted EBITDA of $115.2 million. Despite the challenging environment, we are winning in the market and outperforming the competition.”

Mr. Spence continued, “We are just months away from announcing our highly anticipated new product in a multi-billion dollar category, which will be the first major milestone of our multi-year product cycle. Our full attention is dedicated to successfully executing on our plan and positioning our business to return to top and bottom line growth. Great things are happening here at Sonos and the best is yet to come.”

Unchanged Fiscal 2024 Outlook
	Low end	Midpoint	High end
Revenue ($ million)	1,600	1,650	1,700
% y/y	-3%	0%	3%
% y/y - constant currency	-3%	0%	3%

Gross margin - GAAP	45.0%	45.5%	46.0%
Adjustments⁽¹⁾	0.4%	0.4%	0.4%
Gross margin - Non-GAAP⁽¹⁾	45.4%	45.9%	46.4%

Adjusted EBITDA ($ million)	150	165	180
Adjusted EBITDA margin	9.4%	10.0%	10.6%

Notes:
(1) Non-GAAP gross margin excludes approximately $7 million (0.4% of revenue) of stock-based compensation and amortization of intangible assets included in GAAP gross margin

Supplemental Earnings Presentation

The company has posted a supplemental earnings presentation accompanying its first quarter fiscal 2024 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.

Conference Call, Webcast and Transcript

The company will host a webcast of its conference call and Q&A related to its first quarter fiscal 2024 results on February 6, 2024, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.

The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.

An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following the call.

Consolidated Statements of Operations and Comprehensive Income
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	December 30, 2023	December 31, 2022
Revenue	$ 612,869	$ 672,579
Cost of revenue	330,190	387,522
Gross profit	282,679	285,057
Operating expenses
Research and development	79,235	76,940
Sales and marketing	83,950	78,696
General and administrative	39,799	43,117
Total operating expenses	202,984	198,753
Operating income	79,695	86,304
Other income, net
Interest income	3,075	1,967
Interest expense	(105)	(158)
Other income, net	10,274	23,576
Total other income, net	13,244	25,385
Income before provision for income taxes	92,939	111,689
Provision for income taxes	11,992	36,501
Net income	$ 80,947	$ 75,188

Net income attributable to common stockholders:
Basic and diluted	$ 80,947	$ 75,188

Net income per share attributable to common stockholders:
Basic	$ 0.65	$ 0.59
Diluted	$ 0.64	$ 0.57

Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	125,181,717	127,212,245
Diluted	126,742,153	131,502,986

Total comprehensive income
Net income	80,947	75,188
Change in foreign currency translation adjustment	(863)	(7,226)
Comprehensive income	$ 80,084	$ 67,962

Consolidated Balance Sheets
(unaudited, in thousands, except par values)
	As of
	December 30, 2023	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$ 467,342	$ 220,231
Accounts receivable, net	80,811	67,583
Inventories	173,043	346,521
Prepaids and other current assets	37,690	25,296
Total current assets	758,886	659,631
Property and equipment, net	86,816	87,075
Operating lease right-of-use assets	53,857	48,918
Goodwill	82,288	80,420
Intangible assets, net
In-process research and development	72,846	69,791
Other intangible assets	18,745	20,218
Deferred tax assets	1,714	1,659
Other noncurrent assets	34,838	34,529
Total assets	$ 1,109,990	$ 1,002,241

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 176,365	$ 187,981
Accrued expenses	97,992	89,717
Accrued compensation	28,018	22,079
Deferred revenue, current	20,943	20,188
Other current liabilities	52,683	34,253
Total current liabilities	376,001	354,218
Operating lease liabilities, noncurrent	60,622	54,956
Deferred revenue, noncurrent	64,962	60,650
Deferred tax liabilities	10,192	9,846
Other noncurrent liabilities	3,804	3,914
Total liabilities	515,581	483,584

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value	127	130
Treasury stock	(38,856)	(72,586)
Additional paid-in capital	569,286	607,345
Retained earnings (accumulated deficit)	68,159	(12,788)
Accumulated other comprehensive loss	(4,307)	(3,444)

Total stockholders’ equity	594,409	518,657
Total liabilities and stockholders’ equity	$ 1,109,990	$ 1,002,241

Consolidated Statements of Cash Flows
(unaudited, dollars in thousands)
	Three Months Ended
	December 30, 2023	December 31, 2022
Cash flows from operating activities
Net income	$ 80,947	$ 75,188
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,878	11,132
Restructuring and abandonment charges	260	—
Stock-based compensation expense	19,358	20,195
Provision for inventory obsolescence	5,837	5,204
Other	1,236	1,593
Deferred income taxes	(45)	167
Foreign currency transaction gains	(7,388)	(17,700)
Changes in operating assets and liabilities:
Accounts receivable	(12,215)	(7,286)
Inventories	167,641	143,144
Other assets	(12,878)	2,463
Accounts payable and accrued expenses	(7,429)	(65,917)
Accrued compensation	5,988	2,249
Deferred revenue	3,660	(3,950)
Other liabilities	18,551	15,804
Net cash provided by operating activities	275,401	182,286
Cash flows from investing activities
Purchases of property and equipment	(6,077)	(14,689)
Net cash used in investing activities	(6,077)	(14,689)
Cash flows from financing activities
Payments for repurchase of common stock	(23,484)	(15,043)
Proceeds from exercise of stock options	3,538	8,103
Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of restricted stock units	(3,745)	(8,376)
Net cash used in financing activities	(23,691)	(15,316)
Effect of exchange rate changes on cash and cash equivalents	1,478	4,397
Net increase in cash and cash equivalents	247,111	156,678
Cash and cash equivalents
Beginning of period	220,231	274,855

End of period	$ 467,342	$ 431,533
Supplemental disclosure
Cash paid for interest	$ 58	$ 111
Cash paid for taxes, net of refunds	$ 3,684	$ 1,903
Cash paid for amounts included in the measurement of lease liabilities	$ 2,601	$ 2,190
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 6,141	$ 2,030
Right-of-use assets obtained in exchange for new operating lease liabilities	$ 7,637	$ —

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Gross Profit
(unaudited, in thousands, except percentages)
	Three Months Ended
	December 30, 2023	December 31, 2022
Reconciliation of GAAP cost of revenue
GAAP cost of revenue	$ 330,190	$ 387,522
Stock-based compensation expense	654	570
Amortization of intangibles	972	1,185
Non-GAAP cost of revenue	$ 328,564	$ 385,767

Reconciliation of GAAP gross profit
GAAP gross profit	$ 282,679	$ 285,057
Stock-based compensation expense	654	570
Amortization of intangibles	972	1,185
Non-GAAP gross profit	$ 284,305	$ 286,812

GAAP gross margin	46.1%	42.4%
Non-GAAP gross margin	46.4%	42.6%

Reconciliation of Selected Non-GAAP Financial Measures
(unaudited, dollars in thousands)
	Three Months Ended
	December 30, 2023	December 31, 2022
Research and Development (GAAP)	$ 79,235	$ 76,940
Stock-based compensation	8,979	9,151
Amortization of intangibles	496	495
Restructuring and abandonment costs	323	-
Research and Development (Non-GAAP)	$ 69,437	$ 67,294

Sales and Marketing (GAAP)	$ 83,950	$ 78,696
Stock-based compensation	3,815	4,113
Amortization of intangibles	-	-
Restructuring and abandonment costs	113	-
Sales and Marketing (Non-GAAP)	$ 80,022	$ 74,583

General and Administrative (GAAP)	39,799	43,117
Stock-based compensation	5,910	6,361
Legal and transaction related costs	3,743	6,289
Amortization of intangibles	24	24
Restructuring and abandonment costs	132	-
Adjusted General and Administrative (Non-GAAP)	$ 29,990	$ 30,443

Total Operating Expenses (GAAP)	$ 202,984	$ 198,753
Stock-based compensation	18,704	19,625
Legal and transaction related costs	3,743	6,289
Amortization of intangibles	520	519
Restructuring and abandonment costs	568	-
Adjusted Operating Expenses (Non-GAAP)	$ 179,449	$ 172,320

Total Operating Income (GAAP)	$ 79,695	$ 86,304
Stock-based compensation	19,358	20,195
Legal and transaction related costs	3,743	6,289
Amortization of intangibles	1,492	1,704
Restructuring and abandonment costs	568	-
Adjusted Operating Income (Non-GAAP)	$ 104,856	$ 114,492
Depreciation	10,386	9,428
Adjusted EBITDA (Non-GAAP)	$ 115,242	$ 123,920

Reconciliation of Net Income to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended
	December 30, 2023	December 31, 2022
(In thousands, except percentages)
Net income	$ 80,947	$ 75,188
Add (deduct):
Depreciation and amortization	11,878	11,132
Stock-based compensation expense	19,358	20,195
Interest income	(3,075)	(1,967)
Interest expense	105	158
Other income, net	(10,274)	(23,576)
Provision for income taxes	11,992	36,501
Legal and transaction related costs (1)	3,743	6,289
Restructuring and abandonment costs (2)	568	-
Adjusted EBITDA	$ 115,242	$ 123,920
Revenue	$ 612,869	$ 672,579
Net income margin	13.2%	11.2%
Adjusted EBITDA margin	18.8%	18.4%

(1) Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

(2) On June 14, 2023, we initiated a restructuring plan to reduce our cost base ("the 2023 restructuring plan"). The 2023 restructuring plan included a reduction in force involving approximately 7% of the Company's employees, further reducing our real estate footprint, and re-evaluating certain program spend. Total pre-tax and abandonment costs under the 2023 restructuring plan were $11.4 million, substantially all of which were incurred in the third quarter of fiscal 2023, with nominal amounts incurred in the first quarter of fiscal 2024.

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended
	December 30, 2023	December 31, 2022
Reconciliation of GAAP net income
GAAP net income	$ 80,947	$ 75,188
Stock-based compensation expense	19,358	20,195
Legal and transaction related costs	3,743	6,289
Amortization of intangibles	1,492	1,704
Restructuring and abandonment costs	568	-
Non-GAAP net income	$ 106,108	$ 103,376

Reconciliation of net income per share
GAAP net income per share, diluted	$ 0.64	$ 0.57
Non-GAAP adjustments to net income per share	0.20	0.21
Non-GAAP net income per share, diluted	$ 0.84	$ 0.79
Weighted-average shares used in GAAP per share calculation, diluted	126,742,153	131,502,986
Weighted-average shares used in non-GAAP per share calculation, diluted	126,742,153	131,502,986
Note: Certain figures may not sum due to rounding

Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
Three Months Ended
	December 30, 2023	December 31, 2022
Cash flows provided by operating activities	$ 275,401	$ 182,286
Less: Purchases of property and equipment	(6,077)	(14,689)
Free cash flow	$ 269,324	$ 167,597

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended
	December 30, 2023	December 31, 2022
(In thousands)
Sonos speakers	$ 503,011	$ 539,196
Sonos system products	84,562	114,434
Partner products and other revenue	25,296	18,949
Total revenue	$ 612,869	$ 672,579

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended
	December 30, 2023	December 31, 2022
Americas	$ 392,439	$ 396,565
Europe, Middle East and Africa	191,817	240,439
Asia Pacific	28,613	35,575
Total revenue	$ 612,869	$ 672,579

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended
	December 30, 2023	December 31, 2022
(In thousands)
Cost of revenue	$ 654	$ 570
Research and development	8,979	9,151
Sales and marketing	3,815	4,113
General and administrative	5,910	6,361
Total stock-based compensation expense	$ 19,358	$ 20,195

Amortization of Intangibles
(unaudited, dollars in thousands)
	Three Months Ended
	December 30, 2023	December 31, 2022
Cost of revenue	$ 972	$ 1,185
Research and development	496	495
Sales and marketing	-	-
General and administrative	24	24
Total amortization of intangibles	$ 1,492	$ 1,704

Use of Non-GAAP Measures

We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including adjusted EBITDA, adjusted EBITDA margin, free cash flow, free cash flow conversion, non-GAAP gross margin, net income excluding stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and abandonment costs and diluted earnings per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define Adjusted EBITDA as net income adjusted to exclude the impact of depreciation and amortization, stock-based compensation expense, interest income, interest expense, other income, income taxes, restructuring and abandonment costs and other items that we do not consider representative of our underlying operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We define free cash flow as net cash from operations less purchases of property and equipment and intangible and other assets. We define free cash flow conversion as free cash flow as a percentage of Adjusted EBITDA. We define non-GAAP gross margin as GAAP gross margin, excluding stock-based compensation and amortization of intangible assets. We calculate non-GAAP net income excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs as net income less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs. We calculate non-GAAP diluted earnings per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs as net income less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs divided by our number of shares at fiscal year end. We calculate constant currency growth percentages by translating our current period financial results using the prior period average currency exchange rates and comparing these amounts to our prior period reported results. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our outlook for the fiscal year ending September 28, 2024, our long-term outlook, financial, growth and business strategies and opportunities, growth targets, our product cycle and roadmap, including our anticipated new product launch and the timing thereof, our investments in R&D, profitability and gross margins, the macroeconomic environment, and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: our ability to accurately forecast product demand and effectively forecast and manage owned and channel inventory levels; the impact of global economic, market and political events, including continued inflationary pressures, rising interest rates and, in certain markets, foreign currency exchange rate fluctuations; changes in consumer income and overall consumer spending as a result of economic or political uncertainty or conditions; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to compete in the market and maintain or expand market share; our ability to meet product demand and manage any product availability delays; supply chain challenges, including shipping and logistics challenges and component supply-related challenges; our ability to protect our brand and intellectual property; the resurgence of the COVID-19 pandemic and the other risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2023 and our other filings filed with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.

About Sonos

Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos’ innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact

James Baglanis
IR@sonos.com

Press Contact

Erin Pategas

PR@sonos.com

Source: Sonos